Exhibit 10.3

HEXION HOLDINGS CORPORATION
2019 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT
AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), effective as of March 9, 2020 (the “Grant Date”), is made by and between Hexion Holdings Corporation, a Delaware corporation (the “Company”), and {FIRST NAME} {LAST NAME} (the “Participant”). Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Hexion Holdings Corporation 2019 Omnibus Incentive Plan, as amended, restated, or otherwise modified from time to time in accordance with its terms (the “Plan”).
WHEREAS, the Company has adopted the Plan, pursuant to which restricted stock units (“RSUs”) may be granted; and
WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the RSUs provided for herein to the Participant on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant of Restricted Stock Units.

(a)Grant. The Company hereby grants to the Participant a total of {# OF RSUs} RSUs, on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan. The RSUs shall vest in accordance with Section 2. The RSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company.

(b)Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules, and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s beneficiary in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2.Vesting; Settlement.

(a)Except as may otherwise be provided herein, the RSUs shall vest in equal installments on each of the first three anniversaries of the Grant Date (each such date, a “Vesting Date”), subject to the Participant’s continued employment with, appointment as a director of, or engagement to provide services to, the Company or any of its Affiliates through the applicable Vesting Date. Any fractional RSU resulting from the application of the vesting schedule shall be aggregated and the RSU resulting from such aggregation shall vest on the final Vesting Date.

(b)Except as provided in Section 2(c), the vested RSUs shall be settled as soon as administratively feasible, but in no event later than 30 days, following July 1, 2023, in shares of Common Stock.

(c)Notwithstanding the foregoing, upon a Change in Control, the Participant shall vest in full in any unvested portion of the RSUs on the date of such Change in Control. Any RSUs that vest in accordance with this Section 2(c) and any previously vested RSU shall be settled as soon as administratively feasible, but in no event later than 14 days, following such Change in Control in an amount of cash equal to the Fair Market Value of such RSUs on the date of the Change in Control; provided, that if the Change in Control is not also a change in control event within the meaning of Section 409A of the Code, such amount shall be paid at the time set forth in Section 2(b).

3.Dividend Equivalents. In the event of any issuance of a cash dividend on the shares of Common Stock (a “Dividend”), the Participant shall be credited, as of the payment date for such Dividend, with an additional number of RSUs (each, an “Additional RSU”) equal to the quotient obtained by dividing (x) the product of (i) the number of RSUs granted pursuant to this Agreement and outstanding as of the record date for such Dividend multiplied by (ii) the amount of the Dividend per share, by (y) the Fair Market Value per share on the payment date for such Dividend, such quotient to be rounded to the nearest hundredth. Once credited, each Additional RSU shall be treated as an RSU granted hereunder and shall be subject to all terms and conditions set forth in this Agreement and the Plan.

4.Termination of Employment or Services.

(a)Generally. Except as otherwise provided herein, if the Participant’s employment with, membership on the board of directors of, or engagement to provide services to the Company or any of its Affiliates terminates for any reason, all unvested RSUs shall be canceled immediately and the Participant shall not be entitled to receive any payments with respect thereto.
(b)Termination for Cause. If the Participant’s employment with, membership on the board of directors of, or engagement to provide services to the Company or any of its Affiliates is terminated by the Company for Cause, all RSUs, whether vested or unvested, shall be canceled immediately and the Participant shall not be entitled to receive any payments with respect thereto.

(c)Termination without Cause or for Good Reason. If the Participant’s employment with, membership on the board of directors of, or engagement to provide services to the Company or any of its Affiliates is terminated by the Company without Cause or by the Participant for Good Reason (as defined in the Participant’s employment, consulting, change-in-control, severance or other agreement with Company or an Affiliate in effect at the time of the Participant’s termination), the tranche of the RSUs that would vest on the immediately succeeding Vesting Date following the date of such termination had the Participant continued to be employed by or provided services to the Company or its Affiliates through such Vesting Date shall immediately vest. Each RSU that vests in accordance with this Section 4(c) and any previously vested RSU shall be settled in accordance with the terms of Section 2(b) hereof.

(d)Death or Disability. If the Participant’s employment with, membership on the board of directors of, or engagement to provide services to the Company or any of its Affiliates is terminated due to the Participant’s death or Disability, the Participant shall vest in full in any unvested portion of the RSUs on the date of such termination. Each RSU that vests in accordance with this Section 4(d) and any previously vested RSU shall be settled as soon as administratively feasible, but in no event later than 30 days, following the date of such termination.

(e)Retirement. Upon the Participant’s Retirement (as defined below), then, notwithstanding anything to the contrary in the Plan or in this Agreement, any unvested RSUs shall continue to vest and be settled in accordance with Section 2 hereof. For purposes of this Section 4(e), “Retirement” shall mean the Participant’s voluntary termination of his or her employment on or following the date on which the Participant has attained age 60 and at least five years of service with the Company at a time when the Company or any of its Affiliates does not have Cause to terminate the Participant’s employment; provided, that in order for the RSUs to be eligible for the continued vesting described in this Section 4(e) upon a Retirement, the Participant must provide no less than four months’ advance written notice to the Company of such intended Retirement.

5.Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock underlying the RSUs unless, until and to the extent that (a) the Company shall have issued and delivered to the Participant the shares of Common Stock underlying the RSUs and (b) the Participant’s name shall have been entered as a stockholder of record with respect to such shares of Common Stock on the books of the Company. The Company shall cause the actions described in clauses (a) and (b) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

6.Compliance with Legal Requirements.

(a)Generally. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state, and local laws, rules and regulations, all applicable non-U.S. laws, rules, and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Agreement.

(b)Tax Withholding. Vesting and settlement of the RSUs shall be subject to the Participant’s satisfying any applicable U.S. federal, state, and local tax withholding obligations and non-U.S. tax withholding obligations. At the time each RSU vests or is settled, as applicable, the Company shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the RSUs or otherwise the amount of any required withholding taxes in respect of the RSUs, their settlement or any payment or transfer of the RSUs or under the Plan and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes (up to the maximum permissible withholding amounts), including the right to sell the number of shares of Common Stock that would otherwise be available for delivery upon settlement of the RSUs necessary to generate sufficient proceeds to satisfy withholding obligations. Subject to the prior approval of the Committee, the Participant may elect to satisfy, and the Company may require the Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Common Stock that would otherwise be deliverable to the Participant upon settlement of the RSUs with a Fair Market Value equal to such withholding liability.

7.Clawback/Forfeiture. For the sake of clarity, the clawback provisions of Section 13(v) (Clawback/Forfeiture) of the Plan are incorporated by reference into this Agreement. In addition, if the Participant’s employment with, membership on the board of directors of, or engagement to provide services to the Company or any of its Affiliates is terminated by the Company for Cause, the Committee may, in its sole discretion, require that the Participant promptly repay any amounts or Common Stock that was settled in respect of RSUs within three years prior to the date of such termination.

8.	Non-Competition; Non-Solicitation.

(a)The Participant shall not, at any time during the Participant’s employment or service with the Company or during the 12 month period following the termination thereof for any reason, directly or indirectly engage in, have any equity interest in, or manage or operate any Person, firm, corporation, partnership, business, or entity (whether as director, officer, employee, agent, representative, partner, security holder, consultant, or otherwise) that engages (either directly or through any subsidiary or Affiliate thereof) in any business or activity that competes with any of the businesses of the Company or any of its Affiliates; provided, that upon a sale, transfer, or other disposition of all or substantially all of the Common Stock, business, or assets of the Company to an entity that is not an Affiliate of the Company, the restrictions described in this Section 8(a) shall no longer apply. Notwithstanding the foregoing, the Participant shall be permitted to acquire a passive stock or equity interest in such a business whose stock or equity interests are publicly traded on a national securities exchange, provided that the stock or other equity interest acquired is not more than five percent of the outstanding interest in such business.

(b)The Participant shall not, at any time during the Participant’s employment or service with the Company or during the 12 month period following the termination thereof for any reason, directly or indirectly (i) solicit, induce, or attempt to solicit or induce any officer, director, employee, or independent contractor of the Company or any of its direct or indirect subsidiaries or Affiliates, to terminate his or her relationship with, or to leave the employ or service of, the Company or any such subsidiary or Affiliate, or to interfere in any way with the relationship between the Company or any such subsidiary or Affiliate, on the one hand, and any officer, director, employee, or independent contractor thereof, on the other hand, (ii) hire (or otherwise engage in a service relationship) any Person (in any capacity whether as an officer, director, employee, or consultant) who is or at any time was an officer, director, employee, or consultant of the Parent or any of its direct or indirect subsidiaries until six months after such individual’s relationship (whether as an officer, director, employee, or consultant) with the Company or such subsidiary or Affiliate has ended, or (iii) induce or attempt to induce any customer, supplier, prospect, licensee, or other business relation of the Company or any of its direct or indirect subsidiaries or Affiliates to cease doing business with the Company or such subsidiary of Affiliate, or in any way interfere with the relationship between any such customer, supplier, prospect, licensee, or business relation, on the one hand, and the Company or such subsidiary or Affiliate, on the other hand.

(c)In the event that the terms of this Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

9.Nondisclosure of Confidential Information; Non-disparagement; Intellectual Property.

(a)Nondisclosure of Confidential Information; Return of Property.

(i)Except as required in the faithful performance of the Participant’s employment duties to the Company, during or after the Participant’s employment or service with the Company, in perpetuity, the Participant shall maintain in confidence and shall not directly or indirectly use, disseminate, disclose, or publish, or use for the Participant’s benefit or the benefit of any Person, any confidential or proprietary information or trade secrets of or relating to the Company or any of its Affiliates, including, without limitation, information with respect to the Company’s or any of its Affiliates’ operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees, or other terms of employment, and the Participant shall not deliver to any Person any document, record, notebook, computer program, or similar repository of or containing any such confidential or proprietary information or trade secrets (collectively, “Confidential Information”). Upon the Participant’s termination of employment or service for any reason, the Participant shall promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, and other documents concerning or containing Confidential Information then in the Participant’s possession. The Participant may nonetheless retain copies of documents relating to the Participant’s compensation, the Participant’s personal entitlements and obligations, the Participant’s rolodex (and electronic equivalents), and the Participant’s cell phone number. The Participant may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and, if requested by the Company, shall reasonably assist such counsel in resisting or otherwise responding to such process.

(ii)Notwithstanding the foregoing, the Participant will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the Company’s trade secrets to the Participant’s attorney and use the trade secret information in the court proceeding if the Participant (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

(b)Non-Disparagement. The Participant shall not, at any time during or after the Participant’s employment or service with the Company, in perpetuity, directly or indirectly, disparage, criticize, or otherwise make derogatory statements regarding the Company or any of its Affiliates, or their respective successors, directors, or officers. The foregoing shall not be violated by the Participant’s truthful responses to legal process or inquiry by a governmental authority.

(c)Intellectual Property Rights.

(i)The Participant agrees that the results and proceeds of the Participant’s services for the Company or its subsidiaries or Affiliates (including, but not limited to, any trade secrets, products, services, processes, know-how, designs, developments, innovations, analyses, drawings, reports, techniques, formulas, methods, developmental, or experimental work, improvements, discoveries, inventions, ideas, source and object codes, programs, matters of a literary, musical, dramatic or otherwise creative nature, writings, and other works of authorship) and any works in progress, whether or not patentable or registrable under copyright or similar statutes, that were made, developed, conceived, or reduced to practice or learned by the Participant, either alone or jointly with others (collectively, “Inventions”), shall be works-made-for-hire and the Company (or, if applicable or as directed by the Company, any of its subsidiaries or Affiliates) shall be deemed the sole owner throughout the universe of any and all trade secret, patent, copyright, and other intellectual property rights (collectively, “Proprietary Rights”) of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner the Company determines in its sole discretion, without any further payment to the Participant whatsoever. If, for any reason, any of such results and proceeds shall not legally be a work-made-for-hire and/or there are any Proprietary Rights that do not accrue to the Company (or, as the case may be, any of its subsidiaries or Affiliates) under the immediately preceding sentence, then the Participant hereby irrevocably assigns and agrees to assign any and all of the Participant’s right, title, and interest thereto, including, without limitation, any and all Proprietary Rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized, or developed, to the Company (or, if applicable or as directed by the Company, any of its subsidiaries or Affiliates), and the Company or such subsidiaries or Affiliates shall have the right to use the same in perpetuity throughout the universe in any manner determined by the Company or such subsidiaries or Affiliates without any further payment to the Participant whatsoever. As to any Invention that the Participant is required to assign, the Participant shall promptly and fully disclose to the Company all information known to the Participant concerning such Invention. The Participant hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, that the Participant now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

(ii)The Participant agrees that, from time to time, as may be requested by the Company and at the Company’s sole cost and expense, the Participant shall do any and all things that the Company may reasonably deem useful or desirable to establish or document the Company’s exclusive ownership throughout the United States of America or any other country of any and all Proprietary Rights in any such Inventions, including, without limitation, the execution of appropriate copyright and/or patent applications or assignments. To the extent that the Participant has any Proprietary Rights in the Inventions that cannot be assigned in the manner described above, the Participant unconditionally and irrevocably waives the enforcement of such Proprietary Rights. This Section 9(c)(ii) is subject to and shall not be deemed to limit, restrict, or constitute any waiver by the Company of any Proprietary Rights of ownership to which the Company may be entitled by operation of law by virtue of the Participant’s service with the Company. The Participant further agrees that, from time to time, as may be requested by the Company and at the Company’s sole cost and expense, the Participant shall assist the Company in every proper and lawful way to obtain, and shall from time to time enforce, Proprietary Rights relating to Inventions in any and all countries. To this end, the Participant shall execute, verify, and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Proprietary Rights and the assignment thereof. In addition, the Participant shall execute, verify, and deliver assignments of such Proprietary Rights to the Company or its designees. The Participant’s obligation to assist the Company with respect to Proprietary Rights relating to such Inventions in any and all countries shall continue beyond the termination of the Participant’s employment or service with the Company.

(d)Notwithstanding anything herein to the contrary, or in any agreement or communication between the Company and the Participant, (A) the confidentiality and nondisclosure obligations herein shall not prohibit or restrict the Participant from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the U.S. Securities and Exchange Commission, any other governmental agency, any self-regulatory organization or any other state or federal regulatory authority, regarding any possible securities law violations, and (B) the Company shall not enforce or threaten to enforce, any confidentiality agreement or other similar agreement, nor take or threaten to take any other action against the Participant for engaging in the types of communications described in (A) above.

(e)As used in this Section 9, the term “Company” shall include the Company and any direct or indirect subsidiaries or Affiliates thereof or any successors thereto.

10.Injunctive Relief. The Participant recognizes and acknowledges that a breach of any of the covenants contained in Sections 8 and 9 will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Participant agrees that in the event of a breach of any of the covenants contained in Sections 8 and 9, in addition to any other remedy that may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security.

11.	Miscellaneous.

(a)Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 13(b) of the Plan. Any attempted Transfer of the RSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the RSUs, shall be null and void and without effect.

(b)Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)Section 409A. The RSUs are intended to be exempt from, or compliant with, Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest, or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 11(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A.

(d)General Assets. All amounts credited in respect of the RSUs to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.

(e)Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal executive office.

(f)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g)No Rights to Employment, Directorship or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate, or discharge the Participant at any time for any reason whatsoever.

(h)Fractional Shares. In lieu of issuing a fraction of a share of Common Stock resulting from adjustment of the RSUs pursuant to Section 11 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount in cash equal to the Fair Market Value of such fractional share.

(i)Beneficiary. Where permitted by the Company, the Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(j)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs, and successors of the Participant.

(k)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations in respect thereto. No change, modification, or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 11 or 12 of the Plan.

(l)Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i)Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the RSUs shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States federal and state courts sitting in Wilmington, Delaware, as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective 10 days after such mailing.

(ii)Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent, or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

(m)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(n)Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(o)Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports, and other information will be delivered in hard copy to the Participant).

(p)Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as set forth below.

Hexion Holdings Corporation

By:
Name:    Craig A. Rogerson
Title:    Chairman, President & CEO

PARTICIPANT

{FIRST NAME} {LAST NAME}

[Signature Page to Restricted Stock Unit Award Agreement]